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                                                                     Exhibit 5.2


                                                                         e-mail:
                                                     badderley@applebyglobal.com

                                                                    direct dial:
                                                                TEL 441-298-3243
Endurance Specialty Holdings Ltd.                               FAX 441-298-3340
Wellesley House
90 Pitts Bay Road                                                      your ref:
Pembroke HM 08
Bermuda
                                                                    appleby ref:
                                                               DBA/tls/127105.12



Dear Sirs                                                           15 June 2004


Endurance Specialty Holdings Ltd. (The "Company") - Registration Statement On Form S-3


We have acted as Bermuda counsel to the Company, and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act") of a Registration Statement (as defined in the Schedule to this opinion) in relation to the Company registering debt securities (the "Debt Securities"), preference shares (the "Preference Shares"), ordinary shares of par value US$1.00 (the "Ordinary Shares"), depositary shares (the "Depositary Shares"), warrants (the "Warrants"), stock purchase contracts (the "Stock Purchase Contracts"), stock purchase units (the "Stock Purchase Units"), trust preferred securities of Endurance Holdings Capital Trust I (the "Capital Trust I Preferred Securities"), trust preferred securities of Endurance Holdings Capital Trust II (the "Capital Trust II Preferred Securities"), guarantees of the Capital Trust I Preferred Securities and Capital Trust II Preferred Securities (collectively the "Guarantees") and issued Ordinary Shares that may be offered and sold by certain shareholders ("the Selling Shareholder Shares"). The Debt Securities, the Preference Shares, the Ordinary Shares, the Depositary Shares, the Warrants, the Stock Purchase Contracts, the Stock Purchase Units, the Capital Trust I Preferred Securities, the Capital Trust II Preferred Securities, the Guarantees and the Selling Shareholders Shares are collectively referred to as the "Securities".

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the "Documents").


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                                                                    15 June 2004


Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement have the same meanings when used in this opinion.

Assumptions
-----------

In stating our opinion we have assumed:

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b) that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)      the genuineness of all signatures on the Documents;

(d) the authority, capacity and power of each of the persons signing the Documents which we have reviewed (other than the Directors or Officers of the Company);

(e) that any representation, warranty or statement of fact or law, other than as to Bermuda law, made in any of the Documents is true, accurate and complete;

(f) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

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(g)      that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(h) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the issuance of the Securities or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation to be performed or action to be taken as described in the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(i) that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all the Directors of the Company as unanimous written resolutions of the Board and that there is no matter affecting the authority of the Directors not disclosed by the Constitutional Documents, the Company Search, the Litigation Search, or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(j) that, when the Directors of the Company passed the Resolutions, each of the Directors discharged his fiduciary duties to the Company and acted honestly and in good faith with a view to the best interests of the Company;

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                                                                    15 June 2004


(k) that the Company will at the relevant time of issuance or transfer of any of the Securities hold the necessary permissions of the Bermuda Monetary Authority for such issuance or transfer;

(l) that the Selling Shareholder Shares are existing issued shares as at the date of this opinion and that, at the relevant time of sale of any Selling Shareholder Shares by any holder thereof, such holder is the registered holder of the Selling Shareholder Shares to be sold by such holder (or otherwise entitled to direct the transfer of those Selling Shareholder Shares) free of any encumbrance and that such Selling Shareholder Shares are fully paid;

(m) that the Company has filed the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the activities contemplated by the Registration Statement would benefit the Company;

(n) that the Senior Indenture and Subordinated Indenture will each effect and constitute legal, valid and binding obligations of each of the parties thereto, enforceable in accordance with their terms, under the laws of the jurisdiction by which each is expressed to be governed; and

(o) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended ("Prospectuses and Public Offers").

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                                                                    15 June 2004

Opinion
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Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company is an exempted company validly organised and existing and in good standing under the laws of Bermuda.

(2) All necessary corporate action required to be taken by the Company in connection with the issuance by the Company of the Securities pursuant to Bermuda law will have been taken by or on behalf of the Company.

(3) When issued pursuant to the Resolutions and delivered against payment therefore in the circumstances referred to or summarised in the Registration Statement, the Preference Shares, the Ordinary Shares and Depositary Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

(4) The issuance of the Securities will not violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda, or (ii) the Constitutional Documents.

(5) The Selling Shareholder Shares, when sold by their current holders and transferred and paid for as contemplated by the Registration Statement, will be duly authorised, validly issued, fully paid and non-assessable common shares of the Company.

Reservations
------------

We have the following reservations:

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

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                                                                    15 June 2004


(b) In paragraph (1) above, the term "good standing" means only that the Company has received a Certificate of Compliance from the Registrar of Companies in Hamilton Bermuda which confirms that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of the shares, that no shareholder shall be bound by an alteration to the Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d) Searches of the Register of Companies at the office of the Registrar of Companies and of the Supreme Court Causes Book at the Registry of the Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

         (i) details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or Judgment Book;

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                                                                    15 June 2004

         (ii) details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme Court but have not been lodged for filing or registration at the date the search is concluded;

         (iii) whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the Causes Book at the date and time the search is concluded;

         (iv) whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

         (v) whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Companies Act 1981.

         Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

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                                                                    15 June 2004

(e) In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(f) In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(g) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

Disclosure
----------

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission. We consent to the inclusion of this opinion as Exhibit 5.2 to the Registration Statement. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, accordingly we do not admit to being an expert within the meaning of the Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

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                                                                    15 June 2004


This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda. This opinion may be relied upon by Skadden, Arps, Slate, Meagher & Flom LLP solely for the purpose of the delivery of an opinion on behalf of the Company in respect of the Registration Statement on Form S-3.

Yours faithfully

/s/ Appleby Spurling Hunter

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                                    SCHEDULE
                                    --------

1. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 15 June 2004 (the "Company Search").

2. The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 15 June 2004 in respect of the Company (the "Litigation Search").

3. Certified copies of the Certificate of Incorporation, Memorandum of Association, Certificate of Deposit of Memorandum of Increase of Share Capital and Bye-Laws adopted 25 February 2003 of the Company (the Certificate of Incorporation, the Memorandum of Association, the Certificate of Deposit of Memorandum of Increase of Share Capital and the Bye-Laws are collectively referred to as the "Constitutional Documents").

5. A certified copy of the "Tax Assurance", dated 18 July 2002, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.

6. Certified copy of the Unanimous Written Resolutions of the Board of Directors of the Company effective 15 June 2004 (the "Resolutions").

7. A Certificate of Compliance, dated 10 June 2004 issued by the Ministry of Finance in respect of the Company.

8. A copy of the registration statement on Form S-3 of the Company filed 15 June 2004 (the "Registration Statement").

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